  UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450 Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders (the “Annual Meeting”) of PharmAthene, Inc. (the “Company”) held on June 10, 2015, the holders of the Company’s common stock voted to elect each of the following directors to serve until the next annual meeting and until his successor is duly elected and qualified:

Director	Votes For	Votes Withheld	Broker Non-Votes
John M. Gill	21,454,525	388,735	28,193,872
Eric I. Richman	21,439,347	403,913	28,193,872
Jeffrey W. Runge, M.D.	21,458,525	384,735	28,193,872
Mitchel B. Sayare, Ph.D.	21,459,372	383,888	28,193,872
Derace L. Schaffer, M.D.	21,469,425	373,835	28,193,872
Steven St. Peter, M.D.	21,469,372	373,888	28,193,872

At the Annual Meeting, the Company’s stockholders also voted on the following proposals:

Proposal	For	Against	Abstain	Broker Non-Votes
To consider and provide an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers as described in the proxy statement	21,079,546	636,066	127,648	28,193,872
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015	48,732,662	1,192,953	111,517	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC.

Date: June 12, 2015	By:	/s/ Philip MacNeill
Philip MacNeill Vice President, Chief Financial Officer, Treasurer and Secretary